SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 17, 2001

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	N/A
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 441-296-1431

Not Applicable

(Former Name or Former Address, if changed since last report)

Item 5. Other Events

Attached is a Press Release issued by Registrant on December 17, 2001 (the "Press Release"), announcing that Central European Media Enterprises Ltd. (CME) today filed evidence with the Stockholm Arbitration Tribunal claiming $526.9 million plus interest as the amount of damages due to CME caused by the Czech Republic.

Exhibits

99.1 Press Release of Central European Media Enterprises Ltd., dated December 17, 2001

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 17, 2001	/s/ Mark J. L. Wyllie
Mark J. L. Wyllie Vice President - Finance (Principal Financial Officer and Duly Authorized Officer)